Exhibit 10.01

                                  PRESS RELEASE

FOR RELEASE:  IMMEDIATE

CONTACT:  Timothy J. Rigas, Executive Vice President
                   (814) 274-9830

                      HYPERION FILES REGISTRATION STATEMENT

                        Coudersport, PA - October 8, 1996

John J. Rigas, President and Chief Executive Officer of Adelphia Communications Corporation (Nasdaq- NNM: ADLAC), announced today that Adelphia's CLEC subsidiary, Hyperion Telecommunications, Inc., has filed a registration statement with the Securities and Exchange Commission for an offering of Class A Common Stock. Hyperion currently intends to raise approximately $200,000,000 in gross proceeds through the issuance of its Class A Common Stock, prior to the exercise of any underwriters' over allotment option. Goldman, Sachs & Co. will act as managing underwriter for the offering, with Bear, Stearns & Co. Inc., Lazard Freres & Co., LLC and Merrill Lynch & Co. serving as co managing underwriters for the offering.


Hyperion is a competitive local exchange carrier ("CLEC") that designs, constructs, operates and manages state-of-the-art fiber optic networks and facilities in 10 markets, primarily through joint ventures in the eastern half of the United States. Hyperion currently is an 89% owned subsidiary of Adelphia, the seventh largest cable television operator in the United States which currently serves approximately 1.8 million subscribers in 15 states.

A registration statement relating to the Class A Common Stock has been filed with the Securities and Exchange Commission, but has not yet become effective. The Class A Common Stock may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation on an offer to buy, nor shall there be any sale of the Class A Common Stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.